UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2009

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MONACO COACH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way,
Coburg, Oregon 97408
 (Address of principal executive offices, including zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2009, Monaco Coach Corporation (the “Company”) entered into agreements with Bank of America, N.A. and GE Commercial Distribution Finance Corporation (the “Flooring Lenders”) with respect to certain repurchase obligations (the “Forbearance Agreements”).   As is typical in the recreational vehicle industry, many of the independent retail dealers that carry the Company’s products utilize wholesale floor plan financing arrangements with third party lending institutions to finance their purchases of the Company’s products.  Under the terms of these floor plan arrangements, lenders customarily require the recreational vehicle manufacturer to agree to repurchase unsold units if the dealer defaults on its credit facility from the lender, subject to certain inventory aging limits.  The Company has repurchase agreements with the Flooring Lenders, which are the primary flooring lenders to the Company’s dealers.  Due to the deterioration in the market for recreational vehicles generally and resulting defaults by the dealers under their credit lines with the Flooring Lenders, repurchase demands on the Company by the Flooring Lenders have increased substantially above historical levels.

The increase in repurchase demands has also affected borrowing availability under the Company’s Loan and Security Agreement, dated November 6, 2008, entered into among Bank of America, N.A. as agent (“Revolver Agent”), the revolving credit lenders party thereto, including among others, GE Commercial Distribution Finance Corporation (“Revolver Lenders”), and the Company, as borrower (the “Loan Agreement”).  Under the Loan Agreement, the Company is able to borrow amounts according to an accounts receivable and inventory borrowing base formula that is subject to the imposition of reserves in certain circumstances.  The increasing repurchase demands by the Flooring Lenders have had the effect of increasing the borrowing base reserves under the Loan Agreement and reducing the Company’s borrowing availability.

To reduce the Company’s immediate repurchase-related payment obligations to the Flooring Lenders and eliminate the effect on the Company’s liquidity caused by the Loan Agreement reserves, the Company and each Flooring Lender entered into a Forbearance Agreement under which the Flooring Lenders agreed, with certain material exceptions, to withdraw certain existing repurchase demands and forbear from making additional repurchase demands through April 6, 2009 (the “Forbearance Period”).  In addition, the Flooring Lenders agreed that during the Forbearance Period they would not exercise their rights of set-off against amounts payable by the Flooring Lenders to the Company.

Notwithstanding the execution of the Forbearance Agreements and the resulting favorable impact on the Company’s liquidity, the Company will continue to pursue a variety of strategic and financial alternatives given continued uncertainty in the Company’s core markets and concerning the sufficiency of the Company’s capital resources.  As announced in a press release on January 5, 2009, the Company has retained Imperial Capital to assist with the evaluation of strategic alternatives for the Company.  In addition, the Company has retained Avondale Partners, LLC to evaluate strategic alternatives for Signature Motorhome Resorts business and BMO Capital Markets to evaluate strategic alternatives for its equine trailer division, Bison Manufacturing, LLC and its specialty trailer division, Roadmaster LLC.  There can be no assurance that the Company will be successful in reaching agreements for any such strategic transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: February 10, 2009	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer